EXHIBIT 16.1


November 4, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4.01 of Ag-Bag International Limited's Form 8-K dated November 4, 2004. We agree with the statements made therein.

                                                     Very truly yours,



                                                     /s/ MOSS ADAMS LLP
                                                     Medford, Oregon